Calculation of Filing Fee Tables
S-8
Baidu, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value US$0.000000625 per share	Other	273,356,149	$ 10.4831	$ 2,865,619,845.58	0.000087	$ 249,308.93
Total Offering Amounts:						$ 2,865,619,845.58		$ 249,308.93
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 249,308.93
Offering Note
[1]	(1) These shares may be represented by the Registrant's American Depositary Shares, or ADSs, each representing eight Class A ordinary shares. The Registrant's ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (File No. 333-126546 and File No. 333-221823). (2) Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2026 Share Incentive Plan (the "2026 Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2026 Plan. To the extent provided in the 2026 Plan, any Class A ordinary shares covered by an award granted under the 2026 Plan (or portion of an award) that terminates, expires, lapses or is forfeited for any reason, or that is settled in cash, any Class A ordinary shares tendered or withheld to satisfy the exercise price of, or tax withholding obligations relating to, an award granted under the 2026 Plan, and any restricted shares granted under the 2026 Plan that are forfeited or repurchased by the Registrant, will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the 2026 Plan. (3) The shares are reserved for future award grants under the 2026 Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$83.865 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq on October 8, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources